Exhibit 10.1

April 21, 2008

THE BANK OF NEW YORK, as

Administrative Agent

Asset Solutions Division

600 E. Las Colinas Blvd.

Suite 1300

Irving, TX 75039-5699

Attention: Administrative Agent Portfolio

Manager

Facsimile: (972) 401-8557

email: bhingston@bankofny.com

Ladies and Gentlemen:

Reference is made to that certain Secured Super-Priority Debtor In Possession Credit and Guaranty Agreement, dated as of October 16, 2007 (as has been amended, restated, supplemented or otherwise modified from time to time, the “DIP Credit Agreement”) by and among Movie Gallery, Inc. (the “Company”), the Subsidiaries party thereto, the Lenders party thereto and The Bank of New York, as administrative agent and as collateral agent. Terms used and not otherwise defined herein shall have the meaning set forth in the DIP Credit Agreement.

Pursuant to Section 5.1(g) of the DIP Credit Agreement, this letter serves as notice to the Administrative Agent and the Lenders that the Company will not be able timely to comply with the requirement under Section 5.1(c) of the DIP Credit Agreement to deliver audited financials as of today. The Company continues to work with its auditors to complete the necessary steps for such auditors to complete the audit for fiscal year 2007.

MOVIE GALLERY, INC.

By:	/s/ Thomas Johnson
Name:	Thomas Johnson
Title:	Chief Financial Officer

cc:	Haynes and Boone, LLP

901 Main Street, Suite 3100

Dallas, Texas 75202

Attention: Laurie G. Lang, Esq.

Facsimile: (214) 200-0667

email: laurie.lang@haynesboone.com